                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                                      for
                               Depositary Shares
          Each Representing a One One-Hundredth Interest in a Share of
            11 1/8% Series L Redeemable Exchangeable Preferred Stock
                                       of
                        Cablevision Systems Corporation


     As set forth in the Prospectus, dated June    , 1996 (the "Prospectus"), of
Cablevision Systems Corporation (the "Company"), in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to purchase all of its outstanding depositary shares (the "Old Depositary Shares"), each representing a one one-hundredth interest in a share of 11 1/8% Series L Redeemable Exchangeable Preferred Stock (the "Old Preferred Stock"), if (i) depositary receipts evidencing the Old Depositary Shares to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, depositary receipts evidencing such Old Depositary Shares or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

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 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY  ,
 1996, UNLESS THE OFFER IS EXTENDED TO A DATE NOT LATER THAN AUGUST , 1996 (THE "EXPIRATION DATE"). TENDERS OF OLD DEPOSITARY SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.
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                              The Exchange Agent:

                       The First National Bank of Boston




        By Mail:                                 By Hand:

The First National Bank of Boston        BancBoston Trust Company
  Shareholder Services Division                of New York
        P.O. Box 1889                    55 Broadway, Third Floor
     Mail Stop: 45-02-53                    New York, New York
  Boston, Massachusetts 02105

   By Overnight Courier:                   By Facsimile Transmission:

The First National Bank of Boston                 (617) 575-2232
  Shareholder Services Division                   (617) 575-2233
      150 Royall Street                    (For Eligible Institutions Only)
     Mail Stop: 45-02-53
   Canton, Massachusetts 02021

     Delivery of this instrument to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies/Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate liquidation preference of Old Preferred Stock represented by the Old Depositary Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Old Depositary Shares pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Business Day prior to the Expiration Date. Tenders of Old Depositary Shares may also be withdrawn if the Exchange Offer is terminated without any such Old Depositary Shares being purchased thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                            PLEASE SIGN AND COMPLETE
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
Signature(s) of Registered  Owner(s) or Authorized                     Name(s) of Registered Holder(s):
 Signatory:
           ----------------------------------------------              ---------------------------------------------------


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Aggregate Liquidation Preference of Old Preferred Stock                Address:
Represented by the Old Depositary Shares Tendered:                              ------------------------------------------
                                                   ------
                                                                       ---------------------------------------------------
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                                                                       Area Code and Telephone No.:
No(s). of depositary receipts evidencing Old Depositary                                             ----------------------
Shares (if available):
                      -----------------------------------              If Old Depositary Shares will be delivered by
                                                                       book-entry transfer at The Depository Trust
- ---------------------------------------------------------              Company, insert, Depository Account No.:

- ---------------------------------------------------------              ---------------------------------------------------
Date:
     ----------------------------------------------------

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This Notice of Guaranteed Delivery must be signed by the registered holder(s) of
Old Depositary Shares exactly as its (their) name(s) appear on the depositary receipts evidencing Old Depositary Shares or on a security position listing as the owner of Old Depositary Shares, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

Name(s):
         ---------------------------------------------------------------------

Capacity:
         ---------------------------------------------------------------------

Address(es):
            ------------------------------------------------------------------


            ------------------------------------------------------------------


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Do not send depositary receipts evidencing Old Depositary Shares with this form.
Depositary receipts evidencing Old Depositary Shares should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.
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                                   GUARANTEE
                   (Not to be used for signature guarantee)


     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Old Depositary Shares on whose behalf this tender is being made "own(s)" the Old Depositary Shares covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Depositary Shares complies with such Rule 14e-4, and (c) guarantees that, within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with depositary receipts evidencing Old Depositary Shares covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Depositary Shares into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and depositary receipts evidencing Old Depositary Shares tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

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

Name of Firm:
             ------------------------------------------------      -----------------------------------------------------
                                                                                     Authorized Signature
Address:                                                           Name:
        -----------------------------------------------------           ------------------------------------------------

                                                                   Title:
- -------------------------------------------------------------            -----------------------------------------------

Area Code and Telephone No.:                                       Date:
                            ---------------------------------           ------------------------------------------------
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